UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 16, 2006

Date of report (Date of earliest event reported)

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 16, 2006 the Compensation Committee of the Board of Directors of SumTotal Systems, Inc. (the “Company”) approved and adopted the form of Amended and Restated Change of Control Agreement for each of the Company’s Section 16 officers. The form of Change of Control Agreement was amended and restated to conform to Section 401(A) of the Internal Revenue Service Code of 1986, as amended, and certain other changes as reflected in the form of Amended and Restated Change of Control Agreement attached hereto as Exhibit 10.1.

The preceding description of the form Amended and Restated Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended and Restated Change of Control Agreement for SumTotal Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006

SUMTOTAL SYSTEMS, INC.

By:	/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amended and Restated Change of Control Agreement for SumTotal Systems, Inc.